Exhibit 4.4

                                LOCK.UP AGREEMENT
                                -----------------
                                 BY AND BETWEEN
               VEQUITY CORPORATION AND CERTAIN OF ITS SHAREHOLDERS

     This Lock-up Agreement (the "Agreement") is made and entered into by and between Vequity Corporation ("Vequity") and the individual shareholders whose names are subscribed hereto effective with respect to each named individual as of the date affixed by the signature of the individual.

     We, the undersigned shareholders of Vequity, hereby agree that we will not sell or transfer any shares of the Common stock of Vequity owned or controlled by us, except as authorized herein, sooner than the later of six months after the date on which Vequity shall register with a national market to allow trading in its shares or six months after the date on which Vequity elects in its sole discretion to remove the legend that restricts trading of the shares that may be sold in its public offering made pursuant to a Registration Statement filed with the Securities and Exchange Commission.

     Subject to the provisions of this paragraph, the undersigned shareholders may, at any time, transfer his/her shares to immediate family members by transfer or inheritance without breaching the terms of this Agreement. Immediate family members shall mean the spouse or children of a shareholder. In addition and further subject to the provisions of this paragraph, a shareholder may, at any time, transfer its interest to an LLC, partnership, corporation, trust or other entity controlled by such shareholder or such shareholder's immediate family members without breaching the terms of this Agreement. In the event of any transfer allowed by this paragraph the Transferee shall agree to and be bound by the terms of this Agreement before such transfer shall be effective.

     Vequity may refuse to recognize any attempted sale or transfer made in contravention of this Agreement and may instruct its transfer agent not to effect such a transfer. The parties specifically recognize that a breach of this Agreement could cause irreparable harm to Vequity. Vequity shall be entitled to any and all rights and remedies available at law or in equity, including without limitation specific performance and equitable relief by way of injunction, as a remedy for any breach of this obligation of confidentiality.

     The parties specifically agree that this Agreement is intended to provide each party with specific benefits and long term advantages and that each party has received adequate consideration for the obligations imposed hereby.

     This Agreement is made and entered into with respect to each party hereto as of the date that such party signs the Agreement as set forth below.

                          LOCK.UP AGREEMENT SIGNATURES



Vequity Corporation


By:  //Thomas H. Moore                      Date:  ___________________
     -----------------
Its:   President

// Thomas H. Moore                          Date:  ____________________
------------------
Thomas H. Moore


//Kathleen D. Moore                         Date:  ____________________
-------------------
Kathleen D. Moore


//Thomas H. Moore                           Date:  ____________________
-----------------
Thomas H. Moore for
Thomas & Kathleen Moore Children


//Joe L. Cook                               Date:  ___________________
-------------
Joe L. Cook


//Marilyn M. Call                           Date:  ___________________
-----------------
Marilyn M. Call


//Dirk L. Cline                             Date:  ___________________
---------------
Dirk L. Cline


//Richard W. James                          Date:  ___________________
------------------
Richard W. James


//Jacquelin K. Reeves                       Date:  ___________________
---------------------
Jacquelin K. Reeves



//Ronald E. Moitzfield                      Date:  ___________________
----------------------
Ronald E. Moitzfield


//Todd A. Gibson                            Date:  ___________________
----------------
Todd A. Gibson


//J. Brent Garfield                         Date:  ___________________
-------------------
J. Brent Garfield

                                       3